AGREEMENT AND PLAN OF REORGANIZATION AND SEPARATION by and among
FASTLANE HOLDINGS, INC. and GIANT MOTORSPORTS DELAWARE, INC.
THIS AGREEMENT, is made this 28th day of December 2018, by and among Fast Lane Holdings, Inc., ("FLHI") and Giant Motorsports Delaware, Inc. ("GMOS Delaware").
WHEREAS, FLHI owns all of the outstanding stock of GMOS Delaware; and
WHEREAS, it is the desire of FLHI and GMOS Delaware, Inc. to separate the business of GMOS Delaware from the business of FLHI;
NOW THEREFORE, in consideration of the mutual covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1. FLHI will cancel all of its stock in GMOS Delaware which shall constitute all of the issued and outstanding stock of GMOS Delaware.
2. Closing. The closing of the transaction contemplated hereunder shall occur on December 28, 2018 after the completion of holding company reorganization by and among Giant Motorsports Delaware, Inc., Fast Lane Holdings, Inc. and Giant Motorsports Merger Sub, Inc.
3. Miscellaneous. This Agreement constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior agreements and understandings related thereto. This Agreement shall be governed by the laws of the state of Delaware.
IN WITNESS WHEREOF, this Agreement is hereby signed for and on behalf of each of the parties hereto as of the date first above written.
FAST LANE HOLDINGS, INC. (A DELAWARE CORPORATION) By: /s/ Paul Moody Paul Moody, CEO and Director
GIANT MOTORSPORTS DELAWARE, INC. (A DELAWARE CORPORATION) By: /s/ Paul Moody Paul Moody, CEO and Director